Exhibit 99.1

              Hexcel Reports 2004 Second Quarter Results

    STAMFORD, Conn.--(BUSINESS WIRE)--July 21, 2004--Hexcel
Corporation (NYSE/PCX: HXL)

    Highlights:

    -- Net sales up 16% to $272.2 million compared to the second quarter of 2003.

    -- Operating income improves by 46% to $27.4 million compared to the second quarter of 2003, above 10% of sales for the first time since 1998.

    -- Net income of $8.8 million for the quarter, up 83% from last year.

    -- Total debt, net of cash, decreases by $23.5 million to $422.8 million.




                                            Unaudited     Unaudited
                                          ----------------------------
                                             Quarter      Six Months
                                              Ended         Ended
                                             June 30,      June 30,
                                          ----------------------------
(In millions, except per share data)        2004   2003   2004   2003
----------------------------------------------------------------------

Net sales                                 $272.2 $234.1 $535.0 $462.7
Gross margin %                              22.6%  20.3%  21.7%  20.2%
Operating income                           $27.4  $18.8  $51.1  $36.0
Operating income %                          10.1%   8.0%   9.6%   7.8%
Other income (expense), net                $(2.0)  $3.2  $(2.1) $(0.8)
Provision for income taxes (a)              $5.2   $2.9   $8.6   $5.2
Equity in earnings (losses) of affiliated
 companies                                  $0.5  $(0.4)  $0.8  $(0.8)
Net income                                  $8.8   $4.8  $16.9   $1.6
Deemed preferred dividends and accretion $(3.1) $(3.0) $(6.2) $(3.5) Net income (loss) available to common
 shareholders                               $5.7   $1.8  $10.7  $(1.9)
Diluted net income (loss) per common share $0.10  $0.05  $0.19 $(0.05)
----------------------------------------------------------------------

(a) The Company's tax provision primarily reflects taxes on foreign income. The Company will continue to adjust its tax provision rate through the establishment, or release, of a non-cash valuation allowance attributable to currently generated U.S. and Belgian net operating income (losses) until such time as the U.S. and Belgian operations, respectively, generate income in future years to utilize the net operating losses in full.


    Constant Currency

    To assist in the interpretation of the Company's net sales trend, the value of total net sales and sales by market for the second quarter and first six months of 2004, as disclosed in this news release, has been estimated using the same U.S. dollar, British pound and Euro exchange rates as applied for the comparable periods in 2003. Such estimated net sales are titled "constant currency" in this news release. Actual sales by market segment are provided in Table A attached.

    Hexcel Corporation (NYSE/PCX: HXL) today reported results for the second quarter of 2004. Net sales for the second quarter of 2004 were $272.2 million as compared to $234.1 million for the second quarter of 2003. In constant currency, revenues for the second quarter of 2004 were $267.2 million, or 14.1%, higher than the second quarter of 2003.
    Operating income for the second quarter of 2004 was $27.4 million compared to $18.8 million for the same quarter last year. Depreciation expense for the quarter at $13.2 million was $0.3 million higher than the prior year, while business consolidation and restructuring expenses were $0.9 million compared to $0.7 million in the second quarter of 2003.
    Net income for the quarter was $8.8 million compared to $4.8 million for the same quarter of 2003. After reflecting deemed preferred dividends and accretion, net income available to common shareholders for the quarter was $5.7 million, or $0.10 per diluted common share, compared to net income of $1.8 million, or $0.05 per diluted common share, for the second quarter of 2003.

    Chief Executive Officer Comments

    Commenting on the quarter's results, Mr. David E. Berges, Chairman, Chief Executive Officer and President, said, "In the second quarter, we again demonstrated the earnings leverage we can obtain from higher sales revenues. Compared to the same period last year, operating income increased by $8.6 million on a revenue gain of $38.1 million and reached 10% of sales for the first time since the third quarter of 1998. Diluted earnings per share were $0.10 for the quarter reflecting not only our improved operating performance, but also lower interest expense and a net $0.9 million increase in equity in earnings due to the improving performance by our joint ventures."
    Mr. Berges observed, "Year-on-year revenue growth was again led by sales of ballistic reinforcement fabrics used in the manufacture of soft body armor. During the quarter, the Company's major customers received additional contract awards from the U.S. government. The supply chain for these materials is now capacity limited, but the significant order backlog held by the Company's customers suggests that strong production levels will continue for some time. We also had good revenue gains from commercial aerospace, space & defense, wind energy and electronics."
    Mr. Berges concluded, "With many of our markets on a growth track, we now expect our revenues to marginally exceed the high end of our $1 billion revenue guidance for 2004 and believe we are clearly on target to generate net income for the year."

    Revenue Trends

    As in recent quarters, the year-over-year shift in foreign exchange rates has continued to increase revenues compared to prior period actual results. To provide a better understanding of the real underlying trends, we have again provided constant currency revenues in our discussion of revenue trends by market. Actual sales by market segment are provided in Table A.
    In constant currency, Commercial Aerospace revenues were $112.9 million for the second quarter of 2004, an increase of $11.5 million, or 11.3%, over the revenues in the same quarter of 2003. The year-on-year increase reflects the stabilization in aircraft build rates, a favorable change in mix of aircraft, and the benefit of the new Airbus A380 program.
    Industrial market revenues for the quarter in constant currency were $90.6 million, an increase of $19.2 million, or 26.9%, compared to revenues of $71.4 million in the second quarter of 2003. The largest portion of this revenue increase came from sales of reinforcement fabrics used in military soft body armor applications. Ballistic revenues were up sharply compared to both the second quarter, 2003 and the first quarter, 2004. Sales to wind energy applications also increased year-on-year, and are expected to continue to contribute growth in the future.
    Space & Defense revenues in constant currency of $48.4 million were up $0.6 million, or 1.3%, from the second quarter of 2003, despite the termination of the Comanche program that contributed $4.0 million of revenue to the same quarter last year. Year-on-year growth continued to be driven by increased production of the F-22 Raptor, and higher demand for many U.S. and European helicopter and blade replacement programs.
    Electronics revenues for the quarter in constant currency were $15.3 million compared to the 2003 second quarter revenues of $13.5 million. As noted in previous releases, the Company's electronics product mix continues to shift towards higher-end applications. This focus on advanced technology materials and specialty applications, together with some recovery in industry demand, is contributing to enhanced performance in this market.

    Other Income/Expense

    Other expense was $2.0 million for the second quarter of 2004, as the Company recognized a loss on the early retirement of debt and recorded an accrual for certain legal matters. These expenses were partially offset by gains attributable to the sale of securities obtained through a de-mutualization of an insurance company and the sale of surplus land at one of its U.S. plants.
    In the second quarter of 2003, the Company recognized other income of $3.2 million due to a gain on the sale of certain assets and a gain resulting from the expiration of a contingent liability resulting from the prior sale of a business.

    Debt

    Total debt, net of cash, decreased in the quarter by $23.5 million to $422.8 million as of June 30, 2004. During the quarter, the Company received $6.5 million in net proceeds from the sale of surplus land and collected $1.5 million of dividends from an affiliated company, contributing to this net debt reduction. The Company used some of its excess cash on hand to repurchase $11.8 million principal amount of its 9.75% senior subordinated notes, due 2009 (see Table E for the components of net debt).
    Interest expense during the quarter was $11.9 million compared to $13.9 million in the second quarter of 2003. The decline in interest expense reflects the substantial reduction in total debt during 2003 and continued reductions during the first six months of 2004 (see Table C for details of the components of interest expense).
    The non-cash deemed preferred dividends and accretion expense relating to the mandatorily redeemable convertible preferred stock was $3.1 million and $3.0 million for the second quarter 2004 and 2003, respectively.

    Hexcel will host a conference call at 11:00 A.M. EDT, tomorrow, Thursday, July 22, 2004 to discuss the first quarter results and respond to questions. The telephone number for the conference call is
(913) 981-5571 and the confirmation code is 277376. The call will be simultaneously hosted on Hexcel's web site at www.hexcel.com/investors/index.html. Replays of the call will be available on the web site for approximately seven days.

    Hexcel Corporation is a leading advanced structural materials company. It develops, manufactures and markets lightweight, high-performance reinforcement products, composite materials and composite structures for use in commercial aerospace, space and defense, electronics, and industrial applications.

    Disclaimer on Forward-Looking Statements

    This press release contains statements that are forward-looking, including statements relating to market conditions (including commercial and military aircraft build rates and demand for electronics and industrial products), future sales volumes, manufacturing productivity, gross margin performance, operating income, equity in losses of affiliated companies, working capital management, interest expense and capital expenditure levels. Actual results may differ materially from the results anticipated in the forward looking statements due to a variety of factors, including but not limited to changing market conditions, increased competition, product mix, inability to achieve planned manufacturing improvements, conditions in the financial markets and changes in currency exchange rates. Additional risk factors are described in the Company's filings with the SEC. The Company does not undertake an obligation to update its forward-looking statements to reflect future events.



                  Hexcel Corporation and Subsidiaries
                 Condensed Consolidated Statements of
                              Operations
----------------------------------------------------------------------
                                                   Unaudited
                                         -----------------------------
                                             Quarter      Six Months
                                              Ended         Ended
                                             June 30,      June 30,
(In millions, except per share data)       2004    2003   2004   2003
----------------------------------------------------------------------
Net sales                                $272.2 $234.1  $535.0 $462.7
Cost of sales                             210.7  186.5   418.9  369.1
----------------------------------------------------------------------

 Gross margin                              61.5   47.6   116.1   93.6

Selling, general and administrative
 expenses                                  28.2   23.8    53.7   47.6
Research and technology expenses            5.0    4.3     9.9    8.6
Business consolidation and restructuring
 expenses                                   0.9    0.7     1.4    1.4
----------------------------------------------------------------------

  Operating income                         27.4   18.8    51.1   36.0

Interest expense                           11.9   13.9    24.3   27.6
Other income (expense), net                (2.0)   3.2    (2.1)  (0.8)
----------------------------------------------------------------------

 Income before income taxes                13.5    8.1    24.7    7.6
Provision for income taxes                  5.2    2.9     8.6    5.2
----------------------------------------------------------------------

  Income before equity in earnings
   (losses)                                 8.3    5.2    16.1    2.4
Equity in earnings (losses) of affiliated
 companies                                  0.5   (0.4)    0.8   (0.8)
----------------------------------------------------------------------

  Net income                                8.8    4.8    16.9    1.6
Deemed preferred dividends and accretion   (3.1)  (3.0)   (6.2)  (3.5)
----------------------------------------------------------------------
  Net income (loss) available to common
   shareholders                          $  5.7 $  1.8  $ 10.7 $ (1.9)
----------------------------------------------------------------------


Net income (loss) per common share (a):

 Basic                                   $ 0.14 $ 0.05  $ 0.27 $(0.05)
 Diluted                                 $ 0.10 $ 0.05  $ 0.19 $(0.05)

Weighted-average common shares outstanding (a):

 Basic                                     39.2   38.6    39.0   38.6
 Diluted                                   91.3   39.3    91.2   38.6
----------------------------------------------------------------------

(a) Refer to Table D for further information relating to the computations of basic and diluted net income (loss) per common share.

                  Hexcel Corporation and Subsidiaries
                 Condensed Consolidated Balance Sheets
----------------------------------------------------------------------
                                                     Unaudited
                                              ------------------------
                                                June   March  December
                                                 30,    31,      31,
(In millions, except per share data)            2004   2004     2003
----------------------------------------------------------------------
Assets
Current assets:
 Cash and cash equivalents                    $  45.1 $  24.0 $  41.7
 Accounts receivable, net                       156.6   144.8   126.2
 Inventories, net                               134.2   130.4   120.5
 Prepaid expenses and other current assets       16.0    18.5    16.2
----------------------------------------------------------------------
 Total current assets                           351.9   317.7   304.6

Property, plant and equipment                   686.4   683.7   688.0
Less accumulated depreciation                  (413.1) (401.6) (394.1)
----------------------------------------------------------------------
 Net property, plant and equipment              273.3   282.1   293.9

Goodwill                                         76.3    76.4    76.9
Investments in affiliated companies               6.7     7.7     7.4
Other assets                                     35.8    39.2    39.9
----------------------------------------------------------------------

Total assets                                  $ 744.0 $ 723.1 $ 722.7
----------------------------------------------------------------------


Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
 Notes payable and current maturities of
  capital lease obligations                   $   1.0 $   0.5 $   2.1
 Accounts payable                                81.4    81.5    64.1
 Accrued liabilities                            108.1    92.7    97.7
----------------------------------------------------------------------
 Total current liabilities                      190.5   174.7   163.9

Long-term notes payable and capital lease
 obligations                                    465.1   469.8   481.3
Other non-current liabilities                    65.4    63.6    64.9
----------------------------------------------------------------------
Total liabilities                               721.0   708.1   710.1

Mandatorily redeemable convertible preferred
 stock, 0.125 shares of series A and 0.125
 shares of series B authorized, issued and
 outstanding                                    112.2   109.1   106.0

Stockholders' equity (deficit):
Preferred stock, no par value, 20.0 shares of
 stock authorized, no shares issued or
 outstanding                                        -       -       -
Common stock, $0.01 par value, 200.0 shares of
 stock authorized, and 40.0 shares issued         0.4     0.4     0.4
Additional paid-in capital                      301.0   301.5   303.5
Accumulated deficit                            (375.7) (384.5) (392.6)
Accumulated other comprehensive income (loss)    (0.9)    2.5     8.8
----------------------------------------------------------------------
                                                (75.2)  (80.1)  (79.9)
Less - Treasury stock, at cost, 1.4 shares at
 June 30, 2004 and March 31, 2004 and 1.3
 shares at December 31, 2003                    (14.0)  (14.0)  (13.5)
----------------------------------------------------------------------
Total stockholders' equity (deficit)            (89.2)  (94.1)  (93.4)
----------------------------------------------------------------------

Total liabilities and stockholders' equity
 (deficit)                                    $ 744.0 $ 723.1 $ 722.7
----------------------------------------------------------------------


Total debt, net of cash                       $ 422.8 $ 446.3 $ 441.7
----------------------------------------------------------------------


                  Hexcel Corporation and Subsidiaries
                 Condensed Consolidated Statements of
                              Cash Flows
----------------------------------------------------------------------
                                                  Unaudited
                                        ------------------------------
                                            Quarter       Six Months
                                             Ended          Ended
                                            June 30,       June 30,
(In millions)                             2004   2003    2004    2003
----------------------------------------------------------------------

Cash flows from operating activities
 Net income                             $  8.8 $  4.8  $ 16.9 $   1.6
 Reconciliation to net cash provided
 by operating activities:
  Depreciation                            13.2   12.9    26.5    25.4
  Amortization of debt discount and
   deferred financing costs                0.8    0.8     1.7     1.8
  Deferred income taxes (benefit)          0.1    1.0    (0.1)    1.2
  Business consolidation and
   restructuring expenses                  0.9    0.7     1.4     1.4
  Business consolidation and
   restructuring payments                 (1.3)  (2.7)   (2.8)   (5.5)
  Equity in (earnings) losses of
   affiliated companies                   (0.5)   0.4    (0.8)    0.8
  Working capital changes and other       (8.1)   5.1   (26.2)  (16.3)
----------------------------------------------------------------------
 Net cash provided by operating
  activities                              13.9   23.0    16.6    10.4
----------------------------------------------------------------------

Cash flows from investing activities
 Capital expenditures                     (7.3)  (4.7)  (11.8)   (7.0)
 Proceeds from the sale of assets          6.5    3.0     6.5     3.0
 Dividends from an affiliated company      1.5    1.0     1.5     1.0
----------------------------------------------------------------------
 Net cash provided by (used for)
  investing activities                     0.7   (0.7)   (3.8)   (3.0)
----------------------------------------------------------------------

Cash flows from financing activities
 Proceeds from (repayments of) senior
  secured credit facilities, net          11.2   (3.8)    7.8     8.2
 Proceeds from issuance of 9-7/8%
  senior secured notes, net of discount      -      -       -   123.7
 Repayments of senior credit facility,
  net                                        -      -       -  (179.7)
 Redemption of 7% convertible
  subordinated notes                         -      -       -   (46.9)
 Redemption of 9.75% senior
  subordinated notes                     (12.4)     -   (22.9)      -
 Proceeds from (repayments of) capital
  lease obligations and other debt,
  net                                      0.6   (1.4)   (1.2)   (0.4)
 Proceeds from issuance of mandatorily
  redeemable convertible preferred stock     -      -       -   125.0
 Issuance costs related to debt and
  equity offerings                           -      -       -   (14.1)
 Activity under stock plans                2.3      -     1.9     0.1
----------------------------------------------------------------------
 Net cash provided by (used for)
  financing activities                     1.7   (5.2)  (14.4)   15.9
----------------------------------------------------------------------
Effect of exchange rate changes on cash
 and cash equivalents                      4.8   (0.3)    5.0    (1.6)
----------------------------------------------------------------------
Net increase in cash and cash
 equivalents                              21.1   16.8     3.4    21.7
Cash and cash equivalents at beginning
 of period                                24.0   13.1    41.7     8.2
----------------------------------------------------------------------
Cash and cash equivalents at end of
 period                                 $ 45.1 $ 29.9  $ 45.1 $  29.9
----------------------------------------------------------------------

Supplemental Data:
  Cash interest paid                    $  7.2 $  1.3  $ 24.4 $  25.8
  Cash taxes paid                       $  2.7 $  2.8  $  6.1 $   5.6
----------------------------------------------------------------------


                  Hexcel Corporation and Subsidiaries
Net Sales to Third-Party Customers by Product Group and Market Segment
                                Table A
----------------------------------------------------------------------
                                       Unaudited
                  ----------------------------------------------------
                  Commercial            Space &
(In millions)     Aerospace  Industrial Defense  Electronics   Total
----------------- ---------- ---------- -------- -----------  --------

Second Quarter
 2004 Net Sales
Reinforcements    $    15.9  $    53.5  $     -  $     15.5   $  84.9
Composites             83.6       39.1     47.0           -     169.7
Structures             15.1          -      2.5           -      17.6
----------------- ---------- ---------- -------- -----------  --------
Total             $   114.6  $    92.6  $  49.5  $     15.5   $ 272.2
                         42%        34%      18%          6%      100%
----------------- ---------- ---------- -------- -----------  --------

First Quarter
 2004 Net Sales
Reinforcements    $    14.9  $    43.4  $     -  $     15.8   $  74.1
Composites             80.5       41.5     49.1           -     171.1
Structures             15.1          -      2.5           -      17.6
----------------- ---------- ---------- -------- -----------  --------
Total             $   110.5  $    84.9  $  51.6  $     15.8   $ 262.8
                         42%        32%      20%          6%      100%
----------------- ---------- ---------- -------- -----------  --------

Second Quarter
 2003 Net Sales
Reinforcements    $    13.3  $    34.4  $     -  $     13.5   $  61.2
Composites             72.3       37.0     44.9           -     154.2
Structures             15.8          -      2.9           -      18.7
----------------- ---------- ---------- -------- -----------  --------
Total             $   101.4  $    71.4  $  47.8  $     13.5   $ 234.1
                         43%        31%      20%          6%      100%
----------------- ---------- ---------- -------- -----------  --------


First Six Months
 2004 Net Sales
Reinforcements    $    30.8  $    96.9  $     -  $     31.3   $ 159.0
Composites            164.1       80.6     96.1           -     340.8
Structures             30.2          -      5.0           -      35.2
----------------- ---------- ---------- -------- -----------  --------
Total             $   225.1  $   177.5  $ 101.1  $     31.3   $ 535.0
                         42%        33%      19%          6%      100%
----------------- ---------- ---------- -------- -----------  --------

First Six Months
 2003 Net Sales
Reinforcements    $    26.8  $    64.2  $     -  $     28.1   $ 119.1
Composites            146.5       74.0     81.2           -     301.7
Structures             34.0          -      7.9           -      41.9
----------------- ---------- ---------- -------- -----------  --------
Total             $   207.3  $   138.2  $  89.1  $     28.1   $ 462.7
                         46%        30%      17%          7%      100%
----------------- ---------- ---------- -------- -----------  --------

                  Hexcel Corporation and Subsidiaries
                             Segment Data
                                Table B
----------------------------------------------------------------------
                                         Unaudited
                  ----------------------------------------------------

(In millions)                                      Corporate
              Reinforcements Composites Structures & Other(a)  Total
------------- -------------- ---------- ---------- --------- ---------

Second
Quarter 2004
------------- --------------------------------------------------------
Net sales to
 external
 customers        $     84.9 $    169.7 $     17.6 $       - $  272.2
Intersegment
 sales                  26.9        4.4          -         -     31.3
-------------- ------------- ---------- ---------- --------- ---------
  Total sales          111.8      174.1       17.6         -    303.5

Operating income
 (loss)                 13.0       23.2        0.8      (9.6)    27.4
Depreciation             4.2        8.5        0.5         -     13.2
Business
 consolidation
 and
 restructuring
 expenses                0.3        0.6          -         -      0.9
Capital
 expenditures            2.1        4.2        0.1       0.9      7.3
-------------- ------------- ---------- ---------- --------- ---------

First Quarter
 2004
-------------- -------------------------------------------------------
Net sales to
 external
 customers        $     74.1 $    171.1 $     17.6 $       - $  262.8
Intersegment
 sales                  26.4        4.6          -         -     31.0
-------------- ------------- ---------- ---------- --------- ---------
  Total sales          100.5      175.7       17.6         -    293.8

Operating income
 (loss)                  7.6       22.6        0.5      (7.0)    23.7
Depreciation             4.2        8.6        0.5         -     13.3
Business
 consolidation
 and
 restructuring
 expenses                0.2        0.4          -      (0.1)     0.5
Capital
 expenditures            1.5        3.0          -         -      4.5
-------------- ------------- ---------- ---------- --------- ---------

Second Quarter
 2003
-------------- -------------------------------------------------------
Net sales to
 external
 customers        $     61.2 $    154.2 $     18.7 $       - $  234.1
Intersegment
 sales                  21.2        4.0          -         -     25.2
-------------- ------------- ---------- ---------- --------- ---------
  Total sales           82.4      158.2       18.7         -    259.3

Operating income
 (loss)                  5.7       20.2       (0.2)     (6.9)    18.8
Depreciation             4.1        8.3        0.5         -     12.9
Business
 consolidation
 and
 restructuring
 expenses                0.1        0.5        0.1         -      0.7
Capital
 expenditures            1.4        3.2        0.1         -      4.7
-------------- ------------- ---------- ---------- --------- ---------

First Six Months
 2004
----------------------------------------------------------------------
Net sales to
 external
 customers        $    159.0 $    340.8 $     35.2 $       - $  535.0
Intersegment
 sales                  53.3        9.0          -         -     62.3
-------------- ------------- ---------- ---------- --------- ---------
  Total sales          212.3      349.8       35.2         -    597.3

Operating income
 (loss)                 20.6       45.8        1.3     (16.6)    51.1
Depreciation             8.4       17.1        1.0         -     26.5
Business
 consolidation
 and
 restructuring
 expenses                0.5        1.0          -      (0.1)     1.4
Capital
 expenditures            3.6        7.2        0.1       0.9     11.8
----------------- ---------- ---------- ---------- --------- ---------

First Six Months
 2003
----------------------------------------------------------------------
Net sales to
 external
 customers        $    119.1 $    301.7 $     41.9 $       - $  462.7
Intersegment
 sales                  44.2        9.3          -         -     53.5
-------------- ------------- ---------- ---------- --------- ---------
  Total sales          163.3      311.0       41.9         -    516.2

Operating income
 (loss)                  9.6       39.0        1.0     (13.6)    36.0
Depreciation             8.4       15.9        1.1         -     25.4
Business
 consolidation
 and
 restructuring
 expenses                0.2        1.1        0.1         -      1.4
Capital
 expenditures            2.7        4.2        0.1         -      7.0
-------------- ------------- ---------- ---------- --------- ---------

(a) The Company does not allocate corporate expenses to its business segments.

                  Hexcel Corporation and Subsidiaries
                     Schedule of Interest Expense
                                Table C
----------------------------------------------------------------------
                                            Unaudited
                            ------------------------------------------
                                 Quarter Ended      Six Months Ended
                                    June 30,              June 30,
(In millions)                   2004       2003       2004      2003
----------------------------------------------------------------------

Interest on debt
 instruments                $   10.8     $ 12.7     $ 21.9  $   24.9
Banking, commitment
 and other fees                  0.3        0.4        0.7       0.9
Amortization of financing
 costs and discounts
 (non-cash)                      0.8        0.8        1.7       1.8
----------------------------------------------------------------------
Interest Expense            $   11.9     $ 13.9     $ 24.3  $   27.6
----------------------------------------------------------------------


                  Hexcel Corporation and Subsidiaries
                     Schedule of Net Income (Loss)
                         Per Common Share (a)
                                Table D
----------------------------------------------------------------------
                                           Unaudited
                            ------------------------------------------
                                Quarter Ended       Six Months Ended
(In millions, except              June 30,              June 30,
  per share data)               2004       2003       2004      2003
----------------------------------------------------------------------

Basic net income (loss)
 per common share:
Net income (loss)             $  8.8     $  4.8   $   16.9  $    1.6
Deemed preferred
 dividends and accretion        (3.1)      (3.0)      (6.2)     (3.5)
----------------------------------------------------------------------
  Net income (loss) available
   to common shareholders     $  5.7     $  1.8   $   10.7  $   (1.9)
----------------------------------------------------------------------

Weighted average common shares
 outstanding                    39.2       38.6       39.0      38.6

Basic net income (loss)
 per common share             $ 0.14     $ 0.05   $   0.27  $  (0.05)
----------------------------------------------------------------------

Diluted net income (loss)
 per common share:
Net income (loss)             $  8.8     $  4.8   $   16.9  $    1.6
Deemed preferred
 dividends and accretion        (3.1)      (3.0)      (6.2)     (3.5)
----------------------------------------------------------------------
Net income (loss) available
 to common shareholders       $  5.7     $  1.8   $   10.7  $   (1.9)
Plus: Deemed preferred
 dividends and accretion         3.1          -        6.2         -
----------------------------------------------------------------------
Net income (loss) available
 to common shareholders plus
 assumed conversions          $  8.8     $  1.8   $   16.9  $   (1.9)
----------------------------------------------------------------------
Weighted average common shares
 outstanding - Basic            39.2       38.6       39.0      38.6

Plus incremental shares
 from assumed conversions:
  Restricted stock units         0.4        0.2        0.4         -
  Stock options                  1.9        0.5        2.0         -
  Convertible preferred
   stock                        49.8          -       49.8         -
----------------------------------------------------------------------
 Weighted average common shares
 outstanding - Dilutive         91.3       39.3       91.2      38.6
----------------------------------------------------------------------

Diluted net income (loss)
 per common share             $ 0.10     $ 0.05   $   0.19  $  (0.05)
----------------------------------------------------------------------

(a) The Company's convertible subordinated debentures, due 2011, were excluded from the computations of diluted net income (loss) per common share for the quarters and six months ended June 30, 2004 and 2003, as they were antidilutive. In addition, the Company's convertible subordinated notes, due 2003, were excluded from the computation of diluted net income (loss) per common share for the quarter and six months ended June 30, 2003, as they were antidilutive. The convertible subordinated notes, due 2003, were repaid in full on March 19, 2003.

                  Hexcel Corporation and Subsidiaries
                         Schedule of Net Debt
                                Table E
----------------------------------------------------------------------
                                                     Unaudited
                                              ------------------------
                                               June   March  December
                                                30,     31,     31,
(In millions)                                  2004    2004    2003
----------------------------------------------------------------------
Senior Secured Credit Facility, due 2008      $  11.8 $   0.5 $   4.0
European credit and overdraft facilities          0.8     0.2     1.9
9.875% Senior secured notes, due 2008,
 net of unamortized discount of $1.0 at
 June 30, 2004 and $1.1 at March 31, 2004
 and December 31, 2003                          124.0   123.9   123.9
9.75% Senior subordinated notes, due 2009,
 net of unamortized discount of $0.8 at
 June 30, 2004, $0.9 at March 31, 2004,
 and $1.0 at December 31, 2003 (a)              304.6   320.7   328.5
7.0% Convertible subordinated debentures,
 due 2011                                        21.0    21.0    21.0
----------------------------------------------------------------------
Total notes payable                             462.2   466.3   479.3
Capital lease obligations                         3.9     4.0     4.1
----------------------------------------------------------------------
Total notes payable and capital lease
 obligations                                  $ 466.1 $ 470.3 $ 483.4
----------------------------------------------------------------------

Cash and cash equivalents                        45.1    24.0    41.7
Add: Cash for bond repurchase settlements        (1.8)      -       -
----------------------------------------------------------------------
Net Debt                                      $ 422.8 $ 446.3 $ 441.7
----------------------------------------------------------------------

(a) Includes a decrease of $2.8 million at June 30, 2004; an increase of $1.6 million at March 31, 2004; and a decrease of $0.5 million at December 31, 2003 for derivative contracts under SFAS No. 133. During the fourth quarter of 2003, the Company entered into interest rate swap agreements for an aggregate notional amount of $100.0 million, effectively converting the fixed interest rate of 9.75% into variable interest rates.


    CONTACT: Hexcel Corporation
             Investors:
             Stephen C. Forsyth, 203-969-0666 ext. 425 stephen.forsyth@hexcel.com or
             Media:
             Michael Bacal, 203-969-0666 ext. 426
             michael.bacal@hexcel.com